Exhibit 10.20
FIRST AMENDMENT TO THE
SAVINGS RESTORATION PLAN
FOR NISOURCE INC. AND AFFILIATES
(AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2008)
BACKGROUND
A.	NiSource Inc. (the “Company”) maintains the Savings Restoration Plan for NiSource Inc. and Affiliates, amended and restated effective January 1, 2008 (the “Plan”).

B.	The Company desires to amend the Plan to eliminate mid-year enrollment to the Plan and instead provide that deferral elections become effective in the year after the year a deferral agreement is completed.

C.	Article VIII of the Plan gives the Company the ability to amend the Plan.
PLAN AMENDMENT
1.	Effective August 1, 2009, the second paragraph of Section 3.3 is deleted in its entirety and replaced with the following:

Employees who are notified of their eligibility to participate in the Plan shall become a Participant by delivering to the Committee the written agreement referenced in the preceding paragraph. The written agreement will be effective with respect to the Employee’s Compensation earned for services performed beginning January 1st of the Plan Year after the Plan Year in which the written agreement is delivered.

2.	The remainder of the Plan shall remain unchanged.
          IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on its behalf, by its officer duly authorized, this 29th day of September, 2009.

NISOURCE INC.
By:	/s/ Joel Hoezer